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                                                                   EXHIBIT 10.47


                              EMPLOYMENT AGREEMENT

Agreement dated this 21st day of February, 2000, by and between Able Telcom Holding Corp., with its address at 1000 Holcomb Woods Parkway, Suite 440, Roswell, GA 30076, ("Employer"), and THOMAS W. MONTGOMERY ("Employee") of 7301 Burnet Rd. #102-222, Austin, Texas 78757.

                                   WITNESSETH:

WHEREAS, Employer is engaged in the telecommunication, network development, installation and service, business and manufacture, sale and installation of highway signs and traffic control products, and

WHEREAS, Employer desires to employ Employee as the Executive Vice President of Finance and Chief Financial Officer; and

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer; and

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:

1. EMPLOYMENT: DUTIES

Employer hereby employs the Employee as the Executive Vice President of Finance and Chief Financial Officer. Subject at all times to the direction of the Chief Executive Officer, the Employee shall be in charge of the overall Financial and reporting of Employer and of such other services and duties as the Chief Executive Officer shall determine. However, the duties and responsibilities assigned to the Employee during the term of employment shall be substantially similar in type and character to those ordinarily assigned to and performed by persons employed as high level executives by corporations carrying on a business similar to Employer. If another Employee is hired as Chief Financial Officer, the new Employee will report directly to the Executive Vice President of Finance.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment hereunder shall be for a term of three (3) years to commence on the date hereof. This Agreement may be extended for an additional three-year term after the initial term of three (3) years. The Employee/Employer must give a minimum of ninety days (90) prior written notice to the Employee/Employer that either party elects to have the Agreement terminate effective at the end the initial term. If Employer violates a major provision of this Agreement, Employee may terminate this Agreement and receive an amount equal to the provisions under paragraph 5 of this agreement titled "Termination without Cause." At the end of the three-year period, the Employee may sign a consulting agreement. The terms of either an extension of this Agreement or of a consulting agreement will be negotiated not later than the 30th month of this Agreement.


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4. TERMINATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Employee may be terminated on ninety (90) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony or c) breach of any material provision of this Agreement.

5. TERMINATION WITHOUT CAUSE

Termination without cause can only be effected by an action by the Board of Directors with a majority of the members approving such termination. In the event of termination without cause or a substantial change of job responsibility, Employee will receive bi-weekly the balance of his yearly base salary for the remaining term of this agreement, plus regular company fringe benefits. All of said payments will be without any rights of mitigation. In no case shall Employee receive less than the total compensation for the remaining term, plus payment of phantom stock and option "in the money" values, as severance pay.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

         a. Base Salary: For the period commencing January 31, 2000 - February 13, 2000 Employee shall be compensated $6,250. Employer during the term commencing February 21, 2000 shall pay Employee a base salary at the rate of two hundred twenty-eight thousand dollars ($228,000) per annum, payable no less frequently than in monthly installments, with a review of performance within six months by the Chief Executive Officer.

         b. Bonus: Employer shall pay Employee promptly after the end of each fiscal year of Employer during the term of this Agreement a cash bonus of up to the annual salary if Employer and its subsidiaries exceed performance and/or other goals reasonably attainable

         c. Reimbursement of Expenses: Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

         d. Salary Adjustments: Prior to the expiration of each contract year, the Board of Directors may review Employee's salary and benefits and, if appropriate, in its sole and absolute discretion, may increase such salary and benefits for the next succeeding year.

         e. Automobile Allowance: Employer shall provide Employee with an automobile allowance of five hundred dollars ($500) per month.

         f. Housing Allowance: Employer shall provide Employee with a housing allowance of fifteen hundred dollars ($1,500) per month. Employer will pay for a corporate furnished apartment until such time that Employee's furniture arrives, but no longer than 30 days.

         g. Relocation Expense: Employer shall pay all relocation costs allowable under the existing policies as stated in the MFS Network Technologies, Inc. Employee Handbook. If these have not been used by the end of the third year, these will terminate unless otherwise agreed to by the CEO and Board of Directors.
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7. OPTIONS

Employee will receive, when a shareholder-approved plan allows, an option to purchase 200,000 shares of common stock with a strike price and vesting schedule as listed below:


             SHARES              STRIKE PRICE PER SHARE               VESTING
             ------              ----------------------               -------
             50,000                     $6.00                    February 11, 2001
             75,000                      8.50                    February 11, 2002
             75,000                      9.50                    February 11, 2003

8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide to the Employee and his family hospitalization, major medical, life insurance, in accordance with Able Telcom benefit plans, and other fringe benefits on the same terms and conditions as it affords other executive management employees.

9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with, disrupt, or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of two (2) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment, to the extent such information is proprietary and not generally available to the public or sources outside the company.

10. INCAPACITY

In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the current three year period (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments not including bonus, provided for hereunder during the Disability Period; provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period. In no event shall the disability payment period exceed the period of this Agreement. Employee shall be considered incapacitated when the Board of Directors determines that he is unable to perform the normal duties required of him hereunder. Incapacity shall be determined by two (2) medical doctors assigned by Employer.

11. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employee, directly or indirectly, without the express written consent of Employee, except as required by law or regulation
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12. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13. ENTIRE AGREEMENT: MODIFICATION

All prior agreements with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, supersedes any and all previous agreements whether written or oral and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

15. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement and shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

16. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Georgia.

17. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach hereof, shall be settled by arbitration before the American Arbitration Association, in Fulton County, Georgia, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. Neither party shall resort to litigation.

18. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.


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IN WITNESS WHEREOF, the parties have set their hands and seals this _______ day of _______________, 2000.


Witness:                                    Employer:  ABLE TELCOM HOLDING CORP.



By:                                         By:
   --------------------------------            ---------------------------------
                                                   C. Frank Swartz
                                                   Chairman of the Board

Witness:                                    Employee:



By:                                         By:
   --------------------------------            ---------------------------------
                                                   Thomas W. Montgomery